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                                                           [BANK FINANCIAL LOGO]


                                                                    EXHIBIT 99.1


For Further Information
Contact:   Gregg T. Adams
           BankFinancial
           708/614-3039
           gadams@bankfinancial.com


                         BankFinancial Completes Merger
                          With Success Bancshares, Inc.

                          Chicago Region Merger Extends
                BankFinancial Reach to Northern Suburbs and City

     OLYMPIA FIELDS, IL (November 16, 2001) - F. Morgan Gasior, Chairman of the Board and CEO of BankFinancial Corporation, and Bill Meinen, Chairman of the Board and CEO of Success Bancshares, Inc. (NASDAQ: SXNB), announced that the merger of BankFinancial Corporation and Success Bancshares, Inc. will become effective at 12:01 AM on Saturday, November 17, 2001.

     Under the merger agreement, BankFinancial Corporation, which serves the south, southwest and western suburbs of Chicago, acquired Success Bancshares, Inc. and its subsidiary, Success National Bank, a commercial bank with branches in the northern suburbs and city of Chicago. The transaction was structured as a cash merger of Success Bancshares, Inc. with a BankFinancial Corporation subsidiary, followed by the merger of Success National Bank with BankFinancial, F.S.B.

     Success stockholders received a cash price of $19 per share of SXNB common stock. The total cash value of the transaction on a fully diluted basis was approximately $48.4 million. BankFinancial Corporation also assumed approximately $3.0 million of Success term debt, and


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$15 million in subordinated debt. The subordinated debt supports an equivalent amount of trust-preferred securities that were issued by an affiliate of Success in 1998. The trust-preferred securities will remain outstanding.

     The combined bank, operating under the BankFinancial name, is an FDIC insured financial institution with total assets of approximately $1.7 billion, equity capital of approximately $108 million, and a legal lending limit of approximately $16 million. The merger creates a metropolitan-wide institution with 15 branches and strong capabilities in personal banking, business banking, asset management, and insurance and investment services (offered through Financial Assurance, Inc., a BankFinancial subsidiary).

     "BankFinancial and Success National Bank have provided financial services to our respective communities for many years, and we are a perfect fit," Mr. Gasior said. "We each have similar values, cultures, and business philosophies, and a shared commitment to providing the best possible service to our customers."

     "I am truly excited about the opportunity to serve customers in our new BankFinancial Northern Region," Mr. Gasior added. "Over the past few months, I've enjoyed meeting many Success customers and I look forward to getting to know more customers in person in the months and years ahead."

     Mr. Gasior remains CEO and Mr. Meinen was named Executive Vice President of the combined BankFinancial. Other former Success senior officers who joined the BankFinancial senior management team include Christa Calabrese, the new Regional President of the combined bank's Northern Region.


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     "With the new marketing, technology and other resources available to us through the merger with BankFinancial, we're looking forward to increasing our lending and deposit market share significantly in the future," Ms. Calabrese said. "I am confident that our current customers will find us stronger and better than ever."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Success Bancshares, Inc. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of management of BankFinancial Corporation and Success Bancshares, Inc. and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "may", "will" or similar expressions are forward-looking statements. Forward-looking statements speak only as of the date they are made, and BankFinancial Corporation and Success Bancshares, Inc. undertake no obligation to update publicly any of them in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors
- many of which are beyond the ability of either company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (1) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new and existing competitors; (2) adverse state and federal legislation and regulation; (3) failure to obtain new customers and retain existing customers; (4) inability to carry out marketing and/or expansion plans; (5) loss of key executives or personnel; (6) changes in interest rates including the effect of prepayment; (7) general economic and business conditions which are less favorable than expected; (8) equity and fixed income market fluctuations; (9) unanticipated changes in industry trends; (10) unanticipated changes in credit quality and risk factors; (11) success in gaining regulatory approvals when required; (12) changes in Federal Reserve Board monetary policies; (13) technological changes; (14) changes in accounting principles generally accepted in the United States of America; and (15) inability of third-party vendors to perform critical services to the company or its customers.





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